EXHIBIT 99.1


Richard J. King                                  January 16, 2002
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000





AMC Entertainment Inc. Fiscal Third
Quarter Earnings Conference Call and
Webcast At 8:00 A.M. CST On
January 23

KANSAS CITY, Mo.-AMC Entertainment Inc. (AMEX: AEN) chairman and chief executive officer Peter Brown will host a conference call and slide presentation to discuss fiscal 2002 third quarter results and certain forward-looking information at 8:00 a.m. CST on Wednesday, January 23, 2002. Internet access to the call and supporting slides will be available through AMC's web site www.amctheatres.com. The call can also be accessed by phone at
(877) 307-8182. Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Wednesday, February 6, 2002.

AMC is scheduled to release earnings at the end of the day on Tuesday, January 22, 2002.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 176 theatres with 2,820 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.